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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 28, 2006


                              LAWSON SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


                        Commission File Number: 000-51942


           Delaware                                           20-3469219
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                          Identification Number)


380 St. Peter Street, St. Paul, Minnesota                    55102-1302
(Address of principal executive offices)                     (Zip Code)

       Registrant's telephone number, including area code: (651) 767-7000

   Former name or former address, if changed since last report: Not applicable

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

     On October 3, 2006, Lawson Software, Inc. issued a press release announcing that Robert A. Schriesheim has accepted an offer to join the Company as Executive Vice President, Chief Financial Officer and Principal Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1. Mr. Schriesheim will join the Company as a full time employee and Executive Vice President on October 5, 2006 and assume the role of Chief Financial Officer and Principal Financial Officer on October 11, 2006, after which Stefan B. Schulz will continue as the Company's Principal Accounting Officer and Senior Vice President and Global Controller. Mr. Schriesheim, who is currently a director of the Company, will remain on the Board of Directors, but has resigned from the Audit Committee effective October 3, 2006. He will continue to be a nominee eligible for re-election to the Board by the stockholders at the October 26, 2006 annual meeting. Under an employment agreement which the Company intends to enter into with Mr. Schriesheim, Mr. Schriesheim will receive an annual salary of $400,000 and an annual target bonus of $400,000 under the Company's Executive Leadership Results Plan. Mr. Schriesheim will also be eligible to receive reimbursement of travel and living expenses of up to $25,000 per year during the next three years plus the amount of federal and state income taxes payable on the reimbursement of those expenses and taxes. The Company will also reimburse Mr. Schriesheim for up to $10,000 of his legal fees incurred in connection with his joining the Company as an employee. Under the employment agreement, if the Company terminates Mr. Schriesheim's employment, other than for cause, or if he resigns for good reason (e.g. diminution in duties or title as CFO), the Company would pay Mr. Schriesheim severance of one times annual base salary and annual target bonus. As a condition to receiving severance, Mr. Schriesheim would be required to release the Company from all claims and agree to certain non-competition restrictions for twelve months after termination of employment. On October 5, 2006 (his first day of employment), the Company will grant Mr. Schriesheim 1,000,000 nonqualified stock options under the Company's 1996 Stock Incentive Plan, at an exercise price per share equal to the closing price on Nasdaq on October 4, 2006, expiring on the earlier of ten years after grant or six months after termination of employment. The options will vest as follows during the five-year period after grant, subject to acceleration upon certain events: 20% of the options will vest on the first day of the calendar month that is one year after grant and thereafter 5% each calendar quarter during the second, third, fourth and fifth years after grant. As an executive officer based in the United States, Mr. Schriesheim will also be eligible to participate as a "Tier 1 Executive" under the Company's Executive Change in Control Severance Pay Plan for Tier 1 Executives (the "Tier 1 Plan"). For a Tier 1 Executive to be eligible for a payout under the Tier 1 Plan, there must be (1) a Change in Control of the Company (as defined in the Tier 1 Plan) and (2) during the two-year period after a Change in Control, the Tier 1 Executive must either be terminated (other than for cause) or elect to terminate for good reason. The severance payment under the Tier 1 Plan is currently two times annual base salary and two times the yearly average of the last three fiscal years incentive

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compensation earned (or annual target for persons employed under one year). Any severance payments under the Tier 1 Plan are reduced by the amount of severance payable under any employment agreement or other arrangement. As a condition to receiving severance under the Tier 1 Plan, the Tier 1 Executive would be required to release the Company from all claims and agree to certain non-competition restrictions for twelve months after termination of employment. Mr. Schriesheim will be eligible to receive compensation as an outside director of the Company up to and ending on the date when he becomes a full time employee of the Company.

     There is no written agreement under which Mr. Schriesheim will be entitled to be nominated or serve as a member of the Board of Directors of the Company. Because Mr. Schriesheim will be joining the Company as an employee, but will not be resigning as a director, the Board of Directors has amended the Company's Corporate Governance Policy to allow for up to three current or former employees of the Company to be directors (Messrs. Debes, Lawson and Schriesheim) so long as at least a majority of the directors are "independent" under Nasdaq rules.

     Mr. Schriesheim will continue to be a nominee for re-election as a director at the annual meeting of stockholders on October 26, 2006. The Board of Directors intends to mail to the stockholders a supplement to the proxy statement dated September18, 2006, describing the employment and compensation arrangements with Mr. Schriesheim and his resignation from the Audit Committee, and the settlement agreement with former Chief Operating Officer, Bertrand Sciard. Under Nasdaq rules and the Company's Corporate Governance Policy, employee directors may not serve on the Audit Committee.


Item 2.02. Results of Operations and Financial Condition

     On October 3, 2006, Lawson Software, Inc. issued a press release relating to fiscal 2007 first quarter results. A copy of the press release is attached hereto as Exhibit 99.2.

     The copy of the press release attached hereto as Exhibit 99.2 is being "furnished" in accordance with General Instruction B.2 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

     On July 27, 2006, Lawson Software, Inc. announced that it would no longer have the position of chief operating officer effective July 24, 2006. That position had been held by Bertrand Sciard since the close of the acquisition of Intentia International A.B. by Lawson Software, Inc. on April 24, 2006. In September 2006, Mr. Sciard's employment terminated and he resigned as an officer and director of each Lawson subsidiary where he held those positions. On September 28, 2006, Lawson International A.B. and Mr. Sciard entered into a settlement agreement, under which Mr. Sciard: (1) has released Lawson from any

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liability or claims pertaining to his employment and position as an officer or director of each applicable Lawson subsidiary, (2) has agreed that during the next six months, he will not induce any current employees of Lawson to terminate their employment and (3) will receive from Lawson a total of 1,816,449 euros, which includes 1,740,616 euros as a settlement indemnity calculated, in part, on the basis of the severance obligations under his amended employment agreement, 38,333 euros in holiday pay, and 37,500 euros as his agreed bonus for the three months ended August 31, 2006. Lawson will also reimburse Mr. Bertrand for 15,000 euros in legal fees and pay his medical and insurance benefits for 18 months. Lawson will pay approximately 550,000 euros in employer-related taxes as a result of this settlement.

     On October 3, 2006, Lawson Software, Inc. issued a press release announcing that Robert A. Schriesheim has accepted an offer to join the Company as Executive Vice President, Chief Financial Officer and Principal Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1. Mr. Schriesheim will join the Company as a full time employee and Executive Vice President on October 5, 2006 and assume the role of Chief Financial Officer and Principal Financial Officer on October 11, 2006, after which Stefan B. Schulz will continue as the Company's Principal Accounting Officer and Senior Vice President and Global Controller. Mr. Schriesheim, who is currently a director of the Company, will remain on the Board of Directors, but has resigned from the Audit Committee effective October 3, 2006. He will continue to be a nominee eligible for re-election to the Board by the stockholders at the October 26, 2006 annual meeting. Under an employment agreement which the Company intends to enter into with Mr. Schriesheim, Mr. Schriesheim will receive an annual salary of $400,000 and an annual target bonus of $400,000 under the Company's Executive Leadership Results Plan. Mr. Schriesheim will also be eligible to receive reimbursement of travel and living expenses of up to $25,000 per year during the next three years plus the amount of federal and state income taxes payable on the reimbursement of those expenses and taxes. The Company will also reimburse Mr. Schriesheim for up to $10,000 of his legal fees incurred in connection with his joining the Company as an employee. Under the employment agreement, if the Company terminates Mr. Schriesheim's employment, other than for cause, or if he resigns for good reason (e.g. diminution in duties or title as CFO), the Company would pay Mr. Schriesheim severance of one times annual base salary and annual target bonus. As a condition to receiving severance, Mr. Schriesheim would be required to release the Company from all claims and agree to certain non-competition restrictions for twelve months after termination of employment. On October 5, 2006 (his first day of employment), the Company will grant Mr. Schriesheim 1,000,000 nonqualified stock options under the Company's 1996 Stock Incentive Plan, at an exercise price per share equal to the closing price on Nasdaq on October 4, 2006, expiring on the earlier of ten years after grant or six months after termination of employment. The options will vest as follows during the five-year period after grant, subject to acceleration upon certain events: 20% of the options will vest on the first day of the calendar month that is one year after grant and thereafter 5% each calendar quarter during the second, third, fourth and fifth years after grant. As an executive officer based in the United States, Mr. Schriesheim will also be eligible to participate as a "Tier 1 Executive" under the Company's Executive Change in Control Severance Pay Plan for Tier 1 Executives (the "Tier 1 Plan"). For a Tier 1 Executive to be eligible for a payout under the Tier 1 Plan, there must be (1) a Change in Control of the Company (as defined in the Tier 1 Plan) and (2) during the two-year period after a Change in Control, the Tier 1 Executive must either be terminated (other than for cause) or elect to terminate for good reason. The severance payment under the Tier 1 Plan is currently two times annual base salary and two times the yearly average of the last three fiscal years incentive compensation earned (or annual target for persons employed under one year). Any severance payments under the Tier 1 Plan are reduced by the amount of severance payable under any employment agreement or other arrangement. As a condition to receiving severance under the Tier 1 Plan, the Tier 1 Executive would be required to release the Company from all claims and agree to certain non-competition restrictions for twelve months after termination of employment. Mr. Schriesheim will be eligible to receive compensation as an outside director of the Company up to and ending on the date when he becomes a full time employee of the Company.

     There is no written agreement under which Mr. Schriesheim will be entitled to be nominated or serve as a member of the Board of Directors of the Company. Because Mr. Schriesheim will be joining the Company as an employee, but will not be resigning as a director, the Board of Directors has amended the Company's Corporate Governance Policy to allow for up to three current or former employees of the Company to be directors (Messrs. Debes, Lawson and Schriesheim) so long as at least a majority of the directors are "independent" under Nasdaq rules.

     Mr. Schriesheim will continue to be a nominee for re-election as a director at the annual meeting of stockholders on October 26, 2006. The Board of Directors intends to mail to the stockholders a supplement to the proxy statement dated September18, 2006, describing the employment and compensation arrangements with Mr. Schriesheim and his resignation from the Audit Committee, and the settlement agreement with Mr. Sciard. Under Nasdaq rules and the Company's Corporate Governance Policy, employee directors may not serve on the Audit Committee.


Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

     Exhibit 99.2 is being "furnished" in accordance with General Instruction
B.2 of Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

99.1 Press release of Lawson Software, Inc. issued October 3, 2006, pertaining to the appointment of a new Chief Financial Officer

99.2 Press release of Lawson Software, Inc. issued October 3, 2006, pertaining to the Company financial results for the first quarter ended August 31, 2006

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Lawson Software, Inc.

Date: October 3, 2006                By: Stefan B. Schulz
                                     -------------------------------------------

                                     Stefan B. Schulz
                                     Senior Vice President and Global Controller
                                     Acting Chief Financial Officer